UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 5, 2006
DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)
1111 Marcus Ave., Suite M04,
Lake Success, NY 11042
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (516) 734-3600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On October 5, 2006, DealerTrack Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc., as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), and certain selling stockholders listed on Schedule II thereto (the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell 2,750,000 shares and the Selling Stockholders agreed to sell 7,250,000 shares (collectively, the “Shares”) of the Company’s Common Stock, par value $0.10 per share (“Common Stock”), at $23.76 per share. The Selling Stockholders also granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 shares of Common Stock to cover over-allotments, if any. The Underwriters exercised this option in full on October 6, 2006.
The Shares are being offered and sold under a prospectus filed with the Securities and Exchange Commission pursuant to the Company’s registration statement on Form S-1 (File No. 333-136929) and the Company’s registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (File No. 333-137852). The offering, including the offering of the over-allotment shares, is scheduled to close on October 12, 2006, subject to customary closing conditions.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated October 5, 2006, by and among DealerTrack Holdings, Inc., Lehman Brothers Inc., as representative of the several underwriters listed on Schedule I thereto, and certain selling stockholders listed on Schedule II thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 10, 2006

DealerTrack Holdings, Inc.
By:	/s/ Robert J. Cox III
Robert J. Cox III
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBITS

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated October 5, 2006, by and among DealerTrack Holdings, Inc., Lehman Brothers Inc., as representative of the several underwriters listed on Schedule I thereto, and certain selling stockholders listed on Schedule II thereto.